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                                                                   EXHIBIT 10.75
                                                                   -------------

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") made this 17th day of April, 1995, between TRUMP PLAZA ASSOCIATES, a New Jersey General Partnership, with offices in Atlantic City, New Jersey 08401 (hereinafter referred to as "TPA") and Steve Hann (hereinafter referred to as "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Executive is desirous of gaining employment with TPA as its Executive Vice President Casino Sales and Marketing; and

     WHEREAS, the parties desire to consummate their employment relationship and to define more specifically the terms and conditions thereof by entering into this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants, promises and agreements herein contained, the parties hereto, intending to be legally bound hereby, do covenant and agree as follows:


                                  ARTICLE 1.
                                  ----------

                                  EMPLOYMENT
                                  ----------

     TPA hereby employs the Executive and the Executive hereby accepts such employment in the capacity of Executive Vice President Casino Sales and Marketing.

                                   ARTICLE 2.
                                   ----------

                                     TERM
                                     ----

     The term of this Agreement shall be for a period of three (3) years and shall commence on May 1, 1995, and shall continue until 12 Midnight on May 1, 1998 (the "Employment Term"). Written notice of intent to renegotiate and extend this Agreement will begin on or about September 1, 1997.

                                   ARTICLE 3.
                                   ----------

                                    DUTIES
                                    ------

   3.1 During the Employment Term, the Executive shall devote his full business time, attention, and energies exclusively and solely in discharging and performing his duties
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and responsibilities as the Executive Vice President Casino Sales and
Marketing of TPA ("Executive Duties"), to administer and supervise the sales and marketing of international, slot, floor and table games, telemarketing and direct sales effort in conjunction with the President, performing strategic planning and implementation of special events, functions both in-house and off-site. Supervise the processing of the VIP Reservations Department to insure the proper and efficient processing of guest reservations, complimentaries, air and ground transportation.

    3.2 The Executive shall at all times, diligently and in good faith, discharge the Executive Duties in consultation with and under the direct
                                                                  ------
supervision of the President and Chief Operating Officer only and shall make his
                                                         ----
principal office at TPA.

                                   ARTICLE 4.
                                   ----------

                                 COMPENSATION
                                 ------------

    4.1 In consideration of the services to be rendered by the Executive to TPA, TPA shall pay to the Executive a salary of TWO HUNDRED FORTY THOUSAND ($240,000.00) dollars per annum ("Executive Salary"). The Executive salary shall, during the employment term, be payable periodically in accordance with TPA's regular payroll practices.

    4.2 On the first anniversary of the Executive's employment with TPA and on all subsequent anniversary dates, the Executive Salary will be reviewed in accordance with TPA's regular policies therefor. Any increase in the Executive Salary shall be in TPA's sole and absolute discretion.

    4.3 The Executive shall be entitled to participate in TPA's executive bonus programs in such form and at such levels as TPA, in its sole and absolute discretion, may hereafter elect to provide similarly situated executives.

                                   ARTICLE 5.
                                   ----------

                                   BENEFITS
                                   --------

     In further consideration of the services to be rendered by the Executive to TPA, and in addition to the compensation set forth in Article 4 above, TPA shall provide the Executive with the following benefits:

    5.1 TPA shall provide the Executive, at the sole cost and expense of TPA, with health insurance (family plan) in such amounts and with such coverages as provided to other Executives of TPA under its group plan.

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    5.2    TPA shall reimburse the Executive for the actual cost of the
Executive's COBRA coverage until the Executive is eligible to participate in TPA's insurance program.

    5.3 TPA shall upon commencement of employment procure for the benefit of the Executive a life insurance policy or policies which shall provide coverage in an amount equal to that provided similarly situated executives (but not less than three times the Executive salary) and shall be payable to those beneficiaries named by the Executive or, in the event no beneficiaries are so named, shall be payable to the Executive's estate. Upon termination of employment, executive may elect to retain said policy and employer agrees to transfer same to him upon request (to the extent such policy or policies are transferable) without cost to the Executive.

    5.4 The Executive shall be entitled to participate in any qualified pension, profit sharing or other retirement plan now or hereinafter established by TPA.

    5.5 The Executive shall be entitled to fifteen (15) days of paid vacation for each year during the term of employment. Said fifteen (15) days does not include official TPA holidays. Vacations shall be taken upon reasonable prior notice to the President and Chief Operating Officer and at a time and manner that shall not substantially interfere with the proper operation of TPA and the performance of the Executive Duties.

                                   ARTICLE 6.
                                   ----------

                                   EXPENSES
                                   --------

     TPA recognizes that the Executive may incur certain out-of-pocket expenses related to the Executive Duties. Upon submission to TPA of a detailed accounting of ordinary and reasonable expenses and paid receipts or other documentation incurred for such purposes including travel and entertainment expenses, TPA shall reimburse the Executive for such amounts so expended subject to approval by the President and Chief Operating Officer.

                                   ARTICLE 7.
                                   ----------

                                CONFIDENTIALITY
                                ---------------

    7.1 The Executive acknowledges that he will have access to information which is proprietary and confidential to TPA. This information includes, but is not limited to (1) the identity of customers and prospects, (2) names, addresses and telephone numbers of individual contacts, (3) pricing policies, marketing strategies, product strategies and business strategies and policies. It is hereby acknowledged and understood that this information must be maintained in strict confidence in order for TPA to protect its business and its competitive position in the marketplace. Accordingly, both during and after termination of

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the Executive's employment, it is agreed that the Executive will not disclose any of this information for any purpose or remove material containing this information from TPA's premises which belongs to TPA.

    7.2 Upon termination of the Executive's employment, the Executive will immediately return to TPA all correspondence files, business card files, customer and prospect lists, technical data, notes and other materials which contain any of this information, and the Executive will not retain copies of those materials.

    7.3 The Executive represents to TPA that there are no restrictions or agreements to which he is a party which would be violated by the execution of this Agreement and his employment thereafter. Executive represents that restrictions as contained in previous employment agreement are attached hereto and both parties agree that execution and performance of this Agreement will not violate those provisions.

                                   ARTICLE 8.
                                   ----------

                                  TERMINATION
                                  -----------

     Notwithstanding the provisions of Article 2 hereof, the employment of the Executive may be terminated by TPA or by the Executive in the following manner:

    8.1    By TPA:

      (i) For "just cause" which, for the purposes of this Agreement, shall be defined as loss of his Casino Control Commission license.

      (ii) Executive's conviction of a crime under the laws of any jurisdiction which constitutes a disqualifying crime described in N.J.S.A. 5:12-86; or any breach by the Executive of the Executive's duty of trust to TPA, in the nature of theft by the Executive on TPA or fraud committed by the Executive upon TPA.

      (iii)  For any reason in the sole and absolute discretion of TPA on sixty
(60) days written notice to Executive.

    8.2   By the Executive:

       (i) Upon written notice from the Executive, if TPA has materially breached any of the terms or conditions of this Agreement and such breach is not cured within thirty (30) days after receipt of such notice by TPA;

    8.3 Upon the termination of this Agreement under this Article 8, the duties, responsibilities and obligations of the parties shall cease and this Agreement shall thereafter be of no

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further force and effect, except as otherwise set forth in Article 9 below.

                                   ARTICLE 9.
                                   ----------

                             GUARANTEED AGREEMENT
                             --------------------

   9.1 In the event this Agreement is terminated by TPA pursuant to paragraph 8.1(i) or (ii) above, the Executive shall not be entitled to any further portion of the Executive salary. Termination shall be effective the end of the business day that Executive is delivered a written notice of termination from the President and Chief Operating Officer after a final unappealable adjudication of the matters set forth in 8.1 or 8.2 above.

   9.2 In the event this Agreement is terminated by TPA for any other reason, the following shall apply:

     (i) TPA agrees to pay to the Executive the entire Executive salary for the entire term of this Agreement unless same is terminated pursuant to Article 8.1(i) or (ii).

     (ii) TPA further agrees that during the period it continues to pay the Executive pursuant to paragraph 9.2(i) above, it shall keep the Executive's life, health and major medical insurance coverage in full force and effect. However, the Executive shall notify TPA forthwith if he acquires other employment during same period and TPA may terminate the insurance referred to in this paragraph if and when provided by the new employer.

      (iii) TPA agrees that Executive shall perform his duties in Atlantic City, New Jersey during the term of this Agreement.

      (iv) The termination provisions are provided to enable the Executive to fulfill all responsibilities and duties with reasonable job and income security.

   9.3 Any and all payments made by TPA to the Executive pursuant to this Article shall be subject to regular Federal and State deductions and withholding.
                                   ARTICLE 10.
                                   -----------

                                INDEMNIFICATION
                                ---------------

     TPA shall indemnify, defend and hold the Executive harmless including the payment of reasonable attorneys' fees from and against any and all claims made by anyone, including but not limited to, governmental agencies and commissions, including the New Jersey Division of Gaming Enforcement (as to renewal and/or violation), a corporate entity, company, other employee, agent, patron or member of the general public with respect to any claims

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or matters arising from or involving the performance of the Executive's duties hereunder to the extent permitted by law. In the event such claim is based upon the Executive's willful, wanton or illegal acts, TPA shall nevertheless provide for the Executive's defense but shall not be obliged to indemnify him in the event of a final adjudication establishing Executive's willful, wanton or illegal act as the sole cause of the adjudicated loss.

                                   ARTICLE 11.
                                   -----------

                                    WAIVER
                                    ------

     The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition of this Agreement.

                                   ARTICLE 12.
                                   -----------

                                    NOTICES
                                    -------

     All notices, requests, demands, or other communications to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by certified mail, return receipt requested:

     A.    If to the Executive, addressed to him at:
           -----------------------------------------

     B.    If to TPA, addressed to:
           ------------------------

               Barry Cregan

               President and Chief Operating Officer
               Trump Plaza Associates
               Atlantic City, New Jersey

or to such other place or places as the parties hereto may designate to each other in writing.

                                   ARTICLE 13.
                                   -----------

                           CONSTRUCTION OF AGREEMENT
                           -------------------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and in any lawsuit involving this Agreement, any and all claims, disputes, or controversies arising between the parties hereto regarding any of the terms of this Agreement or the breach thereof, on the written demand of either of the parties hereto, shall be submitted to and be determined by final and binding arbitration held in Atlantic City, New Jersey, in accordance with the Commercial Arbitration Rules of the American Arbitration

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Association.  This Agreement to arbitrate shall be specifically enforceable in any court of competent jurisdiction in New Jersey and no review of an arbitration award shall lie except for fraud or misconduct on the part of the arbitrators.

                                   ARTICLE 14.
                                   -----------

                             BENEFITS AND BURDENS
                             --------------------

     This Agreement shall inure to the benefit of and be binding upon TPA, its successors and assigns, and any corporation or other entity with which TPA may merge or consolidate or to which TPA will sell its assets, and the Executive and his executors, administrators, heirs, and legal representatives. Since the Executive's duties and services hereunder are acknowledged by the parties hereto to be special, personal, and unique in nature, the Executive shall not transfer, sell or otherwise assign his rights, obligations, or benefits under this Agreement nor delegate any of his duties hereunder without the prior written consent of TPA, which may be withheld in its sole and absolute discretion and shall not be subject to a standard of reasonableness.

                                   ARTICLE 15.
                                   -----------

                               ENTIRE AGREEMENT
                               ----------------

     This Agreement contains the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all previous and contemporaneous agreements and understandings between the parties hereto whether written or oral with respect to the subject matter hereof. This Agreement cannot be modified, altered, or amended except by a writing executed by the parties hereto.

                                   ARTICLE 16.
                                   -----------

                                 SEVERABILITY
                                 ------------

     If any provision of this Agreement shall be held to be invalid or unenforceable, such validity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement which shall remain in full force and effect and the parties hereto shall continue to be bound thereby.

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   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.


ATTEST:                             TRUMP PLAZA ASSOCIATES

/s/ Mary Jo DePazza                   By:/s/ Barry J. Cregan
-------------------                      -------------------
                                       Barry Cregan,
                                       President and
                                       Chief Operating Officer
Dated:  April 17, 1995

Witness

/s/ Mary Jo DePazza                   /s/ Steve Hann
-------------------                   --------------
                                      Steve Hann
Dated:  April 17, 1995

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